SCHEDULE 1

                      TO THE ADMINISTRATION AGREEMENT DATED
                             OCTOBER 1, 1997 BETWEEN
                           THE VICTORY PORTFOLIOS AND
                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                         Amended as of December 11, 1998

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1.    Victory Balanced Fund                           26.   Victory Federal Money Market Fund
         Class A Shares                                        Investor Shares
         Class B Shares                                        Select Shares
2.    Victory Diversified Stock Fund                  27.   Victory Convertible Securities Fund
         Class A Shares                               28    Victory LifeChoice Conservative Investor Fund
         Class B Shares                               29    Victory LifeChoice Growth Investor Fund
3.    Victory Government Mortgage Fund                30.   Victory LifeChoice Moderate Investor Fund
4.    Victory Growth Fund                             31.   Victory Maine Municipal Bond Fund (Intermediate)
5.    Victory Financial Reserves Fund                 32.   Victory Maine Municipal Bond Fund (Short-Intermediate)
6.    Victory Fund for Income                         33.   Victory Michigan Municipal Bond Fund
7.    Victory Institutional Money Market Fund         34.   Victory Equity Income Fund
         Investor Shares                              35.   Victory National Municipal Bond Fund (Long)
         Select Shares
8.    Victory Intermediate Income Fund                36.   Victory National Municipal Bond Fund
9.    Victory International Growth Fund                     (Short-Intermediate)
         Class A Shares                               37.   Victory Established Value Fund
         Class B Shares                               38    Victory Gradison Government Reserves Fund
10.   Victory Investment Quality Bond Fund
11.   Victory Lakefront Fund
12.   Victory Limited Term Income Fund
13.   Victory National Municipal Bond Fund
         Class A Shares
         Class B Shares
14.   Victory New York Tax-Free Fund
         Class A Shares
         Class B shares
15.   Victory Ohio Municipal Bond Fund
16.   Victory Ohio Municipal Money Market Fund
17.   Victory Ohio Regional Stock Fund
         Class A Shares
         Class B Shares
18.   Victory Prime Obligations Fund
19.   Victory Real Estate Investment Fund
20.   Victory Special Growth Fund
      (eff. 3/29/99 Small Company Opportunity Fund)
21.   Victory Special Value Fund
22.   Victory Stock Index Fund
23.   Victory Tax-Free Money Market Fund
24.   Victory U.S. Government Obligations Fund
         Investor Shares
         Select Shares
25.   Victory Value Fund

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